Exhibit 99.1

CADENCE BANCORPORATION REPORTS

FIRST QUARTER 2017 RESULTS

HOUSTON, TEXAS (May 8, 2017) – Cadence Bancorporation (NYSE:CADE) (“Cadence”) today reported first quarter 2017 results.

•	Net income for the first quarter of 2017 was $26.1 million compared to $15.3 million in the first quarter of 2016, representing a 70.2% increase.

•	On a per-share basis, net income was $0.35 per diluted common share for the first quarter of 2017, compared to $0.20 in the first quarter a year earlier.

•	Annualized returns on average assets, common equity and tangible common equity(1) for the first quarter of 2017 were 1.10%, 9.71% and 13.96%, respectively, as compared to 0.69%, 5.77% and 8.44%, respectively, for the first quarter of 2016.

•	Net interest margin increased 14 basis points during the first quarter of 2017 to 3.46% from 3.32% for the first quarter of 2016.

•	Total assets were $9.7 billion at March 31, 2017, an increase of $719.5 million or 8.0% as compared to $9.0 billion as of March 31, 2016.

•	Loans were $7.6 billion at March 31, 2017, an increase of $677.1 million, up 9.8% as compared to $6.9 billion at March 31, 2016.

“We are very pleased to report our first quarter earnings, our first as a public company following our initial public offering and listing on the New York Stock Exchange on April 13, 2017. We believe Cadence is entering an exciting chapter, and we are pleased to be introducing new investors to our company. We experienced solid results with revenues and margin increasing, expenses down and credit stable. While Federal Reserve data has shown recent industry declines in C&I loan growth, our loan growth continued in C&I and throughout our other key business lines. It was a good quarter.” said Paul Murphy, Cadence’s Chairman and Chief Executive Officer.

Period End Balance Sheet:

Cadence continued solid growth, completing the first quarter of 2017 with total assets of $9.7 billion, an increase of $719.5 million or 8.0% from March 31, 2016 total assets of $9.0 billion, and an increase of $190.0 million or 2.0% from December 31, 2016 total assets of $9.5 billion.

Loans excluding held-for-sale at March 31, 2017 were $7.6 billion, an increase of $677.1 million or 9.8%, compared with $6.9 billion at March 31, 2016, reflecting growth in our commercial and residential loan portfolios. Linked quarter loans increased $128.8 million or 1.7% from $7.4 billion at December 31, 2016, reflecting seasonal first quarter softness as well as growth in restaurant franchise and residential loans offset by paydowns in energy. Cadence’s energy lending portfolio totaled $903.9 million or 11.9% of total loans at March 31, 2017, as compared to $939.4 million or 12.6% of total loans at December 31, 2016. At March 31, 2017, midstream made up the largest component of energy loans at 52.0%, followed by exploration and production at 37.6% and energy services at 10.5%.

(1)	Considered a non-GAAP financial measure. See Table 6 “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Total deposits at March 31, 2017 were $7.8 billion, an increase of $473.0 million or 6.4%, compared with $7.4 billion at March 31, 2016, primarily a result of expansion of commercial deposit relationships and treasury management services. Linked quarter deposits decreased $175.0 million or 2.2% from $8.0 billion at December 31, 2016, due primarily to seasonal flows, reflecting an increase in noninterest bearing deposits offset by declines in higher cost money market and time deposits.

Results of Operations for the Quarter:

Net income for the first quarter of 2017 was $26.1 million compared to $15.3 million in the first quarter of 2016, and $29.0 million for the fourth quarter of 2016. The year-over-year net income improvement was driven by continued asset and revenue growth, margin improvement, flat expenses and improved credit costs. The decline in net income on a linked quarter basis was due primarily to a provision for credit loss recovery in the fourth quarter of 2016 versus a provision expense in the first quarter of 2017. Pre-tax, pre-provision net earnings(1) were $44.5 million for the first quarter of 2017 as compared to $39.5 million in the fourth quarter of 2016. On a per-share basis, net income was $0.35 per diluted common share for the first quarter of 2017, compared to $0.20 a year earlier and $0.38 for the linked quarter. The first quarter of 2017 annualized returns on average assets, common equity and tangible common equity(1) were 1.10%, 9.71% and 13.96%, respectively, as compared to 0.69%, 5.77% and 8.44%, respectively, for the first quarter of 2016, and 1.20%, 10.54% and 15.16% for the fourth quarter of 2016.

Net interest margin for the first quarter of 2017 was 3.46% as compared to 3.32% for the first quarter of 2016 and 3.31% for the fourth quarter of 2016. This increase resulted from deposit costs lagging earning asset increases from rate increases during the period. Total cost of deposits for the first quarter of 2017 was 49 basis points versus 45 basis points in the prior year’s quarter, while yield on earning assets increased to 4.13% for the first quarter of 2017 versus 3.97% for the first quarter of 2016.

Net interest income for the first quarter of 2017 was $74.8 million as compared to $67.3 million during the same period in 2016, an increase of $7.5 million or 11.1%. This increase was due to increased yield and volume of our originated loan portfolio. Driven by the same dynamics, linked quarter net interest income increased $2.3 million or 3.1% from $72.5 million in the fourth quarter of 2016.

Noninterest income for the first quarter of 2017 was $24.1 million as compared to $20.1 million during the same period in 2016, an increase of $4.0 million or 19.7%. This increase was due to increases in trust services revenue, service charges on deposit accounts and changes in other asset valuations. Linked quarter noninterest income increased $1.7 million or 7.8% from $22.4 million for the fourth quarter of 2016, driven by increases in trust services, insurance revenue and changes in other asset valuations, offset by lower securities gains in the first quarter of 2017.

Noninterest expense for the first quarter of 2017 was $54.3 million as compared to $54.0 million during the same period in 2016, an increase of $0.3 million or 0.5%. Personnel expenses, the largest component of noninterest expense, increased to $34.3 million, or 4.4% in the first quarter of 2017 compared to the first quarter of 2016. Salary expense remained level, however other personnel expenses increased primarily due to short and long term incentive costs. These costs were offset by lower intangible asset

(1)	Considered a non-GAAP financial measure. See Table 6 “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

amortization and other expenses as a result of targeted expense management efforts. Linked quarter noninterest expenses declined $1.1 million or 1.9% from $55.4 million for the fourth quarter of 2016, reflecting broad based expense management offset by increased personnel costs that typically are higher in the first quarter of each year due to payroll taxes and annual bonus 401(k) match expense, combined with the impact of approximately $2.5 million of incentive and long term compensation accrual reversals in the fourth quarter of 2016.

The efficiency ratio(1) for the first quarter of 2017 was 55.0%, an improvement from both the first and fourth quarters of 2016 of 61.8% and 58.4%, respectively, reflecting ongoing focus on efficiency and historically lower first quarter miscellaneous expenses.

Asset Quality:

Nonperforming assets totaled $171.0 million at March 31, 2017, increasing from $166.2 million at December 31, 2016, and down from $218.2 million at March 31, 2016. The decline as compared to the prior year is due primarily to resolutions and paydowns of energy credits. At March 31, 2017, $135.2 million or 79.1% of the nonperforming assets (NPAs) related to the energy portfolio. Additionally, of the $118.6 million in energy nonperforming loans included in total nonperforming assets, over 90% were paying in accordance with contractual terms as of March 31, 2017.

The allowance for credit losses (ACL) was $88.3 million or 1.2 % of total loans at March 31, 2017, as compared to $90.8 million or 1.3 % of total loans at March 31, 2016 and $82.3 million or 1.1% of total loans at December 31, 2016. At March 31, 2017, the allowance included reserves for the energy portfolio as follows: midstream of 1.2%, exploration and production of 5.7% and energy services of 6.4%. This compares to the December 31, 2016 energy portfolio reserve ratios of 1.3% for midstream, 3.5% for exploration and production and 5.9% for energy services.

The provision for credit losses was $5.8 million for the first quarter of 2017, compared with $10.5 million for the first quarter of 2016 and a net provision reversal of $5.2 million for the fourth quarter of 2016.

Net recoveries were $250 thousand for the first quarter of 2017, compared with net recoveries of $496 thousand for the first quarter of 2016 and net charge-offs of $3.7 million for the fourth quarter of 2016.

“As noted earlier, we are pleased with our first quarter performance. We are proud of our hard-working bankers and our focus on customer service. We look forward to sharing our performance with you as we move ahead,” stated Mr. Murphy.

(1)	Considered a non-GAAP financial measure. See Table 6 “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

First Quarter 2017 Earnings Conference Call:

Cadence Bancorporation executive management will host a conference call to discuss first quarter 2017 results on Monday, May 8, 2017, at 1:00 p.m. CT / 2:00 p.m. ET.

Conference Call Access:

To access the conference call, please dial one of the following numbers approximately 10-15 minutes prior to the start time to allow time for registration, and use the Elite Entry Number provided below.

Dial in (toll free):	1-888-317-6003
International dial in:	1-412-317-6061
Canada (toll free):	1-866-284-3684

Participant Elite Entry Number:	1388393

For those unable to participate in the live presentation, a replay will be available through May 22, 2017. To access the replay, please use the following numbers:

US Toll Free:	1-877-344-7529
International Toll:	1-412-317-0088
Canada Toll Free:	1-855-669-9658

Replay Access Code:	10106518
End Date:	May 22, 2017

Webcast Access:

A webcast of the conference call as well as the slides to be presented by management can be viewed by visiting www.cadencebank.com, clicking through the following links: “Investor Relations”, “Events & Presentations” and “Event Calendar”.

About Cadence Bancorporation

Cadence Bancorporation (NYSE:CADE) is a $9.7 billion in assets regional bank holding company headquartered in Houston, Texas. Through its affiliates, Cadence operates 65 locations in Alabama, Florida, Mississippi, Tennessee and Texas, and provides corporations, middle-market companies, small businesses and consumers with a full range of innovative banking and financial solutions. Services and products include commercial and business banking, treasury management, specialized lending, commercial real estate, foreign exchange, wealth management, investment and trust services, financial planning, retirement plan management, business and personal insurance, consumer banking, consumer loans, mortgages, home equity lines and loans, and credit cards. Clients have access to leading-edge online and mobile solutions, interactive teller machines, and 55,000 ATMs. The Cadence team of 1,200 associates is committed to exceeding customer expectations and helping their clients succeed financially. Cadence Bank, N.A., Cadence Insurance, and Linscomb & Williams are direct or indirect subsidiaries of Cadence Bancorporation.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identify of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; and the amount of nonperforming and classified assets we hold. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity” and “pre-tax, pre-provision net earnings,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables (Table 6).

###

Contact Information
Media contact:	Investor relations contact:
Danielle Kernell	Valerie Toalson
713-871-4051	713-871-4103 or 800-698-7878
danielle.kernell@cadencebank.com	vtoalson@cadencebancorporation.com

Table 1 - Selected Financial Data

	As of and for the three months ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
(dollars in thousands, except share data)
Statement of Operations Data:
Interest income	$89,619	$87,068	$84,654	$82,921	$80,607
Interest expense	14,861	14,570	14,228	13,672	13,341

Net interest income	74,758	72,498	70,426	69,249	67,266
Provision for credit losses	5,786	(5,222)	29,627	14,471	10,472

Net interest income after provision	68,972	77,720	40,799	54,778	56,794
Noninterest income - service fees and revenue	22,489	20,605	20,878	20,048	20,489
- other noninterest income	1,616	1,755	1,913	3,058	(343)
Noninterest expense	54,321	55,394	54,876	55,868	54,042

Income before income taxes	38,756	44,686	8,714	22,016	22,898
Income tax expense	12,639	15,701	2,107	7,175	7,557

Net income	$26,117	$28,985	$6,607	$14,841	$15,341

Period-End Balance Sheet Data:
Investment securities, available-for-sale	$1,116,280	$1,139,347	$1,031,319	$980,526	$1,033,341
Total loans, net of unearned income	7,561,472	7,432,712	7,207,313	7,162,027	6,884,399
Allowance for credit losses	88,304	82,268	91,169	87,147	90,751
Total assets	9,720,937	9,530,888	9,444,010	9,221,807	9,001,483
Total deposits	7,841,710	8,016,749	7,917,289	7,672,657	7,368,748
Non-interest-bearing deposits	1,871,514	1,840,955	1,642,480	1,668,179	1,565,738
Interest-bearing deposits	5,970,196	6,175,794	6,274,809	6,004,478	5,803,010
Borrowings and subordinated debentures	682,567	331,712	332,787	334,192	482,622
Total shareholders’ equity	1,105,976	1,080,498	1,111,783	1,116,076	1,086,008

Average Balance Sheet Data:
Investment securities, available-for-sale	$1,125,174	$1,060,821	$1,110,836	977,597	$854,154
Total loans, net of unearned income	7,551,173	7,375,446	7,225,365	7,180,357	6,962,358
Allowance for credit losses	82,258	95,042	93,132	91,211	81,587
Total assets	9,670,593	9,596,574	9,400,145	9,167,153	8,917,662
Total deposits	8,025,068	8,425,326	7,843,582	7,496,120	7,781,267
Non-interest-bearing deposits	1,857,657	1,784,422	1,697,633	1,655,761	6,166,618
Interest-bearing deposits	6,167,411	6,640,904	6,145,949	5,840,359	1,614,649
Borrowings and subordinated debentures	474,976	500,045	368,192	512,837	430,074
Total shareholders’ equity	1,090,905	1,094,182	1,118,603	1,092,034	1,069,314

Table 1 (Continued) - Selected Financial Data
	As of and for the three months ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
(dollars in thousands, except per share data)
Per Share Data:(3)
Earnings
Basic	$0.35	$0.39	$0.09	$0.20	$0.20
Diluted	0.35	0.38	0.09	0.20	0.20
Book value per common share	14.75	14.41	14.82	14.88	14.48
Tangible book value (1)	10.33	9.97	10.37	10.40	9.98
Weighted average common shares outstanding
Basic	75,000,000	75,000,000	75,000,000	75,000,000	75,000,000
Diluted	75,672,750	75,402,525	75,258,375	75,258,375	75,258,375
Performance Ratios:
Return on average common equity (2)	9.71%	10.54%	2.35%	5.47%	5.77%
Return on average equity (2)	9.71	10.54	2.35	5.47	5.77
Return on average tangible common equity (1) (2)	13.96	15.16	3.36	7.90	8.44
Return on average assets (2)	1.10	1.20	0.28	0.65	0.69
Net interest margin (2)	3.46	3.31	3.27	3.32	3.32
Efficiency ratio (1)	54.95	58.40	58.87	60.49	61.82
Asset Quality Ratios:
Total nonperforming assets (‘NPAs”) to total loans and OREO and other NPAs	2.25%	2.22%	2.52%	2.72%	3.15%
Total nonperforming loans to total loans	1.77	1.73	2.13	2.26	2.64
Total ACL to total loans	1.17	1.11	1.26	1.22	1.32
ACL to total nonperforming loans (“NPLs”)	65.80	63.80	59.34	53.84	49.88
Net charge-offs to average loans (2)	(0.01)	0.20	1.41	1.01	(0.03)
Capital Ratios:
Total shareholders’ equity to assets	11.38%	11.34%	11.77%	12.10%	12.06%
Tangible common equity to tangible assets (1)	8.25	8.13	8.54	8.78	8.64
Common equity tier 1 (CET1) (transitional)	8.99	8.84	8.82	8.69	8.60
Tier 1 leverage capital	9.10	8.89	8.73	8.90	8.90
Tier 1 risk-based capital	9.36	9.19	9.17	9.00	8.93
Total risk-based capital	11.43	11.22	11.38	11.10	11.16

(1)	- Considered a non-GAAP financial measure. See “Non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(2)	- Annualized.
(3)	- All outstanding shares are owned by our parent-holding company Cadence Bancorp LLC

Table 2 - Average Balances/Yield/Rates

	Three Months Ended March 31,
	2017			2016
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
	(Dollars in thousands)
ASSETS
Interest-earning assets:
Loans, net of unearned income(1)
Originated and ANCI loans	$7,234,671	$73,869	4.14%	$6,543,758	$62,892	3.87%
ACI portfolio	316,502	6,941	8.89	418,600	10,869	10.44

Total loans	7,551,173	80,810	4.34	6,962,358	73,761	4.26
Investment securities
Taxable	722,465	4,301	2.41	698,165	4,385	2.53
Tax-exempt (2)	402,709	5,252	5.29	155,989	1,977	5.10

Total investment securities	1,125,174	9,553	3.44	854,154	6,362	3.00
Federal funds sold and short-term investments	264,355	425	0.65	380,189	481	0.51
Other investmnents	48,047	669	5.65	44,861	695	6.23

Total interest-earning assets	8,988,749	91,457	4.13	8,241,562	81,299	3.97
Noninterest-earning assets:
Cash and due from banks	53,450			49,403
Premises and equipment	66,298			70,404
Accrued interest and other assets	644,354			637,880
Allowance for credit losses	(82,258)			(81,587)

Total assets	$9,670,593			$8,917,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Demand deposits	$4,455,742	$5,531	0.50%	$4,038,943	$4,278	0.43%
Savings deposits	182,247	112	0.25	174,933	97	0.22
Time deposits	1,529,422	4,122	1.09	1,522,668	3,831	1.01

Total interest-bearing deposits	6,167,411	9,765	0.64	5,736,544	8,206	0.58
Other borrowings	340,470	2,802	3.34	296,367	2,849	3.87
Subordinated debentures	134,506	2,294	6.92	133,707	2,286	6.88

Total interest-bearing liabilities	6,642,387	14,861	0.91	6,166,618	13,341	0.87
Noninterest-bearing liabilities:
Demand deposits	1,857,657			1,614,649
Accrued interest and other liabilities	79,644			67,081

Total liabilities	8,579,688			7,848,348
Stockholders’ equity	1,090,905			1,069,314

Total liabilities and stockholders’ equity	$9,670,593			$8,917,662

Net interest income/net interest spread		76,596	3.22%		67,958	3.10%

Net yield on earning assets/net interest margin			3.46%			3.32%

Taxable equivalent adjustment:
Investment securities		(1,838)			(692)

Net interest income		$74,758			$67,266

(1)	Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.

Table 3 - Allowance for Credit Losses

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)
Balance at beginning of period	$82,268	$91,169	$87,147	$90,751	$79,783
Net recoveries (charge-offs)	250	(3,679)	(25,605)	(18,075)	496
Provision (reversal of) for credit losses	5,786	(5,222)	29,627	14,471	10,472

Balance at end of period	$88,304	$82,268	$91,169	$87,147	$90,751

Table 4 -Noninterest Income

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)
Noninterest Income
Investment advisory revenue	$4,916	$4,821	$4,733	$4,653	$4,604
Trust services revenue	5,231	4,109	3,959	3,971	4,070
Service charges on deposit accounts	3,815	3,614	3,555	3,270	3,354
Credit-related fees	2,747	2,875	2,689	2,507	2,674
Insurance revenue	2,130	1,577	1,863	1,953	2,324
Bankcard fees	1,812	1,813	1,823	1,777	1,729
Mortgage banking revenue	866	1,019	1,459	1,101	1,084
Other service fees earned	972	777	797	816	650

Total service fees and revenue	22,489	20,605	20,878	20,048	20,489

Securities gains, net	81	1,267	1,386	1,019	64
Other	1,535	488	527	2,039	(407)

Total other noninterest income	1,616	1,755	1,913	3,058	(343)

Total noninterest income	$24,105	$22,360	$22,791	$23,106	$20,146

Table 5 -Noninterest Expenses

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Noninterest Expenses
Salaries and employee benefits	$34,267	$28,139	$31,086	$33,033	$32,810
Premises and equipment	6,693	7,475	7,130	6,626	6,751
Intangible asset amortization	1,241	1,555	1,607	1,659	1,711
Net cost of operation of other real estate owned	296	1,117	1,126	107	684
Data processing	1,696	1,767	1,530	1,594	1,389
Special asset expenses	140	670	477	392	(40)
Consulting and professional fees	1,139	2,288	2,040	1,092	1,309
Loan related expenses	280	1,236	985	744	437
FDIC insurance	1,493	1,517	1,912	2,292	1,506
Communications	655	741	535	721	658
Advertising and public relations	345	344	303	338	383
Legal expenses	432	662	337	978	744
Branch closure expenses	46	47	52	75	64
Other	5,598	7,836	5,756	6,217	5,636

Total noninterest expenses	$54,321	$55,394	$54,876	$55,868	$54,042

Table 6 - Reconciliation of Non-GAAP Financial Measures

	As of and for the three months ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(In thousands)
Efficiency ratio
Noninterest expenses (numerator)	$54,321	$55,394	$54,876	$55,868	$54,042

Net interest income	$74,758	$72,498	$70,426	$69,249	$67,266
Noninterest income	24,105	22,360	22,791	23,106	20,146

Operating revenue (denominator)	$98,863	$94,858	$93,217	$92,355	$87,412

Efficiency ratio	54.95%	58.40%	58.87%	60.49%	61.82%

Adjusted noninterest expenses and operating revenue
Noninterest expense	$54,321	$55,394	$54,876	$55,868	$54,042
Less: Branch closure expenses	46	47	52	75	64

Adjusted noninterest expenses	$54,275	$55,347	$54,824	$55,793	$53,978

Net interest income	$74,758	$72,498	$70,426	$69,249	$67,266
Noninterest income	24,105	22,360	22,791	23,106	20,146
Less: Securities gains, net	81	1,267	1,386	1,019	64

Adjusted operating revenue	$98,782	$93,591	$91,831	$91,336	$87,348

Tangible common equity ratio
Shareholders’ equity	$1,105,976	$1,080,498	$1,111,783	$1,116,076	$1,086,008
Less: Goodwill and other intangible assets, net	(331,450)	(332,691)	(334,246)	(335,852)	(337,512)

Tangible common shareholders’ equity	774,526	747,807	777,537	780,224	748,496

Total assets	9,720,937	9,530,888	9,444,010	9,221,807	9,001,483
Less: Goodwill and other intangible assets, net	(331,450)	(332,691)	(334,246)	(335,852)	(337,512)

Tangible assets	$9,389,487	$9,198,197	$9,109,764	$8,885,955	$8,663,971

Tangible common equity ratio	8.25%	8.13%	8.54%	8.78%	8.64%

Tangible book value per share
Shareholders’ equity	$1,105,976	$1,080,498	$1,111,783	$1,116,076	$1,086,008
Less: Goodwill and other intangible assets, net	(331,450)	(332,691)	(334,246)	(335,852)	(337,512)

Tangible common shareholders’ equity	$774,526	$747,807	$777,537	$780,224	$748,496

Common shares issued	75,000,000	75,000,000	75,000,000	75,000,000	75,000,000

Tangible book value per share	$10.33	$9.97	$10.37	$10.40	$9.98

Return on average tangible common equity
Average common equity	$1,090,905	$1,094,182	$1,118,603	$1,092,034	$1,069,314
Less: Average intangible assets	(332,199)	(333,640)	(335,215)	(336,856)	(338,542)

Average tangible common shareholders’ equity	$758,706	$760,542	$783,388	$755,178	$730,772

Net income	$26,117	$28,985	$6,607	$14,841	$15,341

Return on average tangible common equity	13.96%	15.16%	3.36%	7.90%	8.44%

Pre-tax, pre-provision net earnings
Income before taxes	$38,756	$44,686	$8,714	$22,016	$22,898
Plus: Provision for credit losses	5,786	(5,222)	29,627	14,471	10,472

Pre-tax, pre-provision net earnings	$44,542	$39,464	$38,341	$36,487	$33,370